SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
                       53 South Laurel Street
                   Bridgeton, New Jersey  08302

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON JUNE 21, 1999

To the Stockholders:

	Notice is hereby given that the annual meeting of the Stockholders (the "Annual Meeting") of Southern Jersey Bancorp of Delaware, Inc., Bridgeton, New Jersey (the "Company"), will be held at the Farmers and Merchants National Bank Operation Center at 164 West Broad Street, Bridgeton, New Jersey 08302, at 3:00 P.M., Bridgeton, New Jersey time, on Monday, June 21, 1999 for the following purposes:

(1)	To elect three directors;

(2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

	Only those holders of common stock, $1.67 par value per share, of the Company (the "Common Stock") of record at the close of business on May 21, 1999, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

	You are cordially invited and urged to attend the Annual Meeting in person, but if you cannot do so, please date, sign, and promptly return the enclosed Proxy in the enclosed, self-addressed, stamped envelope.
If you attend the Annual Meeting and desire to revoke your Proxy and vote in person, you may do so. In any event, a Proxy may be revoked at any time before it is exercised.

                                		By Order of the Board of Directors


                                		Clarence D. McCormick
	                                	Chairman of the Board

Bridgeton, New Jersey
April 30, 1999

                   SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
                          53 South Laurel Street
                        Bridgeton, New Jersey   08302

                        ______________________________

PROXY STATEMENT

The solicitation of proxies in the form enclosed is made on behalf of the Board of Directors of Southern Jersey Bancorp of Delaware, Inc. (the "Company") for use at the annual meeting ("the Annual Meeting") of stockholders on June 21, 1999. The proxy statement and the form of proxy, together with the Annual Report to Shareholders for 1998, are being mailed on May 22, 1999, or as soon thereafter as practicable, to stockholders entitled to vote at the Annual Meeting.

Only stockholders of record at the close of business on May 21, 1999 (the "Record Date"), will be entitled to vote at the Annual Meeting. On the Record Date there were 1,127,481 shares of common stock, $1.67 par value per share, of the Company (the "Common Stock") outstanding and entitled to vote, which included on April 30, 1999 approximately 53,891 shares held by the Trust Department of the Company's wholly-owned subsidiary, The
Farmers and Merchants National Bank of Bridgeton (the "Bank"); as trustee in various capacities, representing approximately 4.78% of the outstanding Common Stock.

If the proxy is executed and returned, it may be revoked at any time prior to the voting of the proxy by written notice to the Secretary of the Company, by a subsequently executed proxy, or orally by the stockholder at the Annual Meeting.

Throughout this Proxy Statement, reference to Company business and Bank business is interchangeable, as the Bank is the primary operating subsidiary of the Company.

     PROPOSALS OF SECURITY HOLDERS FOR INCLUSION IN THE COMPANY'S PROXY
         STATEMENT AND FORM OF PROXY FOR THE ANNUAL MEETING IN 2000

                           NEW BUSINESS
At an annual meeting of stockholders, only such new business shall be conducted, and only such proposals with respect to such new business shall be acted upon, as shall have been brought before such meeting by or at the direction of the Board of Directors, or by any stockholder of the Company who complies with the notice procedures set forth in Regulation 14A-8 promulgated under the Securities Exchange Act of 1934, as amended. For new business to be properly brought before an annual meeting by a stockholder, the stockholder must own at least 1% or $2,000 in Market
Value of Common Stock and have held such stock continuously for at least one year and such ownership shall continue at least through the date on which the Annual Meeting is held. In addition, a stockholder's notice must be delivered to, or mailed and Received at, the principal executive offices of the Company not less than 120 calendar days in advance of the date of the Company's proxy statement sent to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, such notice shall be received by the Company in a reasonable time before the solicitation is made. A stockholder's notice to the Secretary shall set forth no more than one proposal and an accompanying supporting statement of 500 words or less. The Stockholder's notice shall also set forth: (i) a brief description of the matter desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such proposal;
(iii) the class and number of shares of Common Stock beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice; and (iv) any financial interest of the stockholder in such proposal.

                           ELECTION OF DIRECTORS
At the Annual Meeting, you will elect three directors. Directors are elected by majority vote for a three-year term. Votes will be counted as one vote per share. Any abstentions will be counted as shares voted but neither For nor Against a nominee. Shares held in street name will not be counted unless voted by proxy or in person. The present Board of Directors of the Company consists of 10 members and are classified into three classes.
The classes and expiration terms follow. The three nominees are currently Class III Directors, and they are Clarence D. McCormick, Harry W. Bullock and James H. Carll. All directors and nominees are Directors of the Bank.
The Company has been advised by the persons named as proxy that they intend to vote as directed by the proxies but if no direction is given then they will vote "FOR" the election of each of the foregoing nominees. Nominees elected as directors will serve until the expiration of their term of office and until their successors are duly elected and qualified, or until their earlier resignation or removal from office.

                         NOMINATION OF DIRECTORS

Nominations of candidates for election as directors at any annual meeting of stockholders may be made by the Board of Directors or by any stockholder entitled to vote at such meeting. Only persons nominated in accordance with the procedures set forth in Section 2.11 of the Company's Bylaws shall be eligible for election as directors at an annual meeting.

Nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company as set forth in Section 2.11 of the Company's Bylaws. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Company no less than 120 calendar days in advance of the date of the Company's proxy statement sent to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, such notice shall be received by the Company in a reasonable time before the solicitation is made. Such stockholder's notice shall set forth the following: (i) as to each person whom the stockholder proposes to nominate for election as a director, (a) the name, age, business address, and residence address of such person; (b) the principal occupation or employment of such person; (c) the class and number of shares of Common Stock that are beneficially owned by such person on the date of such stockholder notice; and (d) any other information relating to such person that would be required to be disclosed pursuant to Regulations
13D and 13G promulgated under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), in connection with the acquisition of shares, and pursuant to Regulation 14A promulgated under the Exchange
Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations; and (ii) as to the stockholder giving the notice, (a) the name and address, as they appear on the Company's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee; and (b) the class and number of shares of Common Stock that are beneficially owned by such stockholder on the date of such stockholder notice and beneficially owned by any other stockholders known by such stockholder to be supporting such nominee on the date of such stockholder notice.

No person shall be elected as director of the Company unless nominated in accordance with the procedures set forth in Section 2.11 of the Company's Bylaws. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in Section 2.11 shall be provided for use at the annual meeting.

In the event of the refusal or inability of any nominee for director of the Company to serve as director, unless the number of directors shall have been reduced by the Board, the persons named in the accompanying form of proxy intend to vote the proxy at the meeting in accordance with the recommendation of the Company to elect another nominee selected by the Company.

The principal occupation of each director, his age, the year in which he first became a director of the Bank, and, according to the information furnished by him to the Company, the number of shares of Common Stock of the Company beneficially owned by him, directly or indirectly, on May 21, 1999, are as follows:


                                                   Shares of    Percentage of
                            Year First Elected to  Common Shares Outstanding
Name and                    Farmers and Merchants  Beneficially  Common
Principal Occupation  Age   National Bank Board        Owned     Stock

CLASS III - Term Expires 1999

Clarence D. McCormick (1)    69        1966          162,025       14.37
CEO and Chairman of the Board
65 Marimac Road
Bridgeton, New Jersey 08302

Harry W. Bullock             72        1973            4,498         .40
Retired Senior Vice President and
Comptroller of the Bank
9 Briarwood Lane
Bridgeton, New Jersey 08302

James H. Carll, Esq. (2)     50        1997           37,119        3.29
Partner
Archer & Greiner
One Centennial Square
Haddonfield, New Jersey 08033

CLASS I - Term Expires 2000

Henry L. Backenson (3)       89        1949           15,525        1.38
Retired Vice President of
Protection Service Co.
41 Lake Street
Bridgeton, New Jersey 08302

Alfred F. Caggiano (4)       69        1967           28,593        2.54
President, Sunny Slope Farms of NJ, Inc., Growers of
Apples & Peaches
415 Greenwich Road
Bridgeton, New Jersey 08302

Anthony M. Sparacio, Jr.     46        1997           10,858         .96
President, S&L Petroleum, Inc.
716 Maple Avenue
Rosenhayn, New Jersey


CLASS II - Term Expires 2001

Louis Pizzo                  82        1972           24,174       2.14
Retired Farm Owner/Operator
Landis Avenue
Rosenhayn, New Jersey 08345

Donald E. Strang (5)         69        1975            5,703        .51
President, Farm-Rite
Farm Machinery Company
508 North Main Street
Elmer, New Jersey 08318

Keron D. Chance, Esq. (6)   86         1983          134,180      11.90
Counselor at Law
Chance & McCann
201 W. Commerce Street
Bridgeton, New Jersey 08302

Clarence D. McCormick, Jr. (7) 38      1989           69,410       6.16
President of the Bank
80 Marimac Road
Bridgeton, New Jersey 08302


(1)	15,000 unexercised stock options.
   	19,309 shares in the name of Marie McCormick, his wife.
     107,472 shares in the name of Clarence B. McCormick Testamentary Trust, to which Clarence D. McCormick as Co-Trustee has dispositive power and disclaims beneficial ownership to all but 35,824 shares held by the Trust.

(2)	30,282 shares in the name of Eleanor Carll, his mother over which
      James H. Carll has Power of Attorney.

(3)	679 shares in the name of Margaret Backenson, his deceased wife.

(4)	618 shares in the name of Marie Caggiano, his wife.

(5)   918 shares in the name of Kathleen Strang.
      107 shares in joint name with his wife, Kathleen.

(6)	107,472 shares in the name of Clarence B. McCormick Testamentary Trust, to which Keron D. Chance as Co-Trustee has dispositive power and disclaims beneficial ownership to all shares held by the Trust.

(7)   54,480 unexercised stock options.
         386 shares in joint name with his wife, Tracy.
         326 shares in the name of Clarence D. McCormick, 3rd, his son. 179 shares in the name of Katelyn M. McCormick, his daughter. 153 shares held in an IRA Trust.

Each Director may be contacted by mail to his attention at the Main Office of the Bank, 53 South Laurel Street, Bridgeton, New Jersey 08302.

All Directors have served on the Company's Board of Directors continuously over the last five years except for James H. Carll and Anthony M. Sparacio, Jr. who were appointed in 1997.

All directors are deemed to have a sole and/or shared voting and investment authority in all beneficially owned shares.

Each director nominee has been employed with the employer listed at least five years or more.

No arrangements or understandings have been made between any director and any other persons pursuant to such director's election.

No family relationships exist between the directors and/or executive officers other than Clarence D. McCormick, Jr. being the son of Clarence
D. McCormick and Paul J. Ritter, III being the brother of John P. Ritter.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                          AND OF MANAGEMENT

Other than as shown on the preceding table under election of directors, the following table sets forth, as of May 21, 1999, the beneficial ownership of persons who own 5% or more of the outstanding Common Stock:


                 Name and           Nature of     Amount of
                 Address of         Beneficial    Beneficial    Percent
Title of Class   Beneficial Owner   Ownership     Ownership     of Class
___________      ________________   __________    _________     _______
Common           Current and Proposed  Record and  507,593        45.02
                 Directors and Executive Benficial (A)
                 Officers as a Group
                 (17 persons)


(A)	No directors or officers have any outstanding rights to acquire additional beneficial ownership of Common Stock other than under the 1987 Stock Option Plan.

                            OTHER DIRECTORSHIPS

Name of	                                      Name of Corporation of
Company's Director	                           Which Directorship is Held

Clarence D. McCormick	                         South Jersey Industries (1)
   	                                           AAA of Southern NJ

James H. Carll	                               Cybex International, Inc. (1)


(1)	Company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to Section 15(d) of such act.


                                   COMMITTEES

The Company has a standing audit committee of the Board of Directors. This committee had ten regularly scheduled meetings during 1998 for the purpose of instituting, overseeing, and assisting the internal and external bank auditors. The members of the audit committee are:

                               Henry L. Backenson, Chairman
                                      Louis Pizzo
                                 Anthony M. Sparacio, Jr.

The Company does not have a nominating committee or any committee which performs a similar function. These duties are carried out by the Board of Directors. The Company does have a Human Relations Committee which is responsible for compensation and benefits. This committee had two meetings during 1998. The members of the Human Relations Committee are:

                         Donald E. Strang, Chairman
                             Alfred F. Caggiano
                              Keron D. Chance



INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

The Board of Directors of the Company had six meetings with 97% attendance in 1998. The Board of Directors of the Bank had 25 regularly scheduled meetings during 1998. The directors attended more than 95% of the aggregate of all Board of Directors Meetings and Committee Meetings on which such directors served during 1998. Directors of the Company are paid $300.00 per meeting attended. Directors of the Bank are paid a quarterly retainer fee of $750.00 and $400.00 per meeting attended. Outside directors are paid $300.00 for each Committee Meeting attended.



BUSINESS

The Company is engaged in the business of managing and controlling its subsidiary bank and such other businesses related to banking as may be authorized under the Bank Holding Company Act of 1956, as amended.

The Bank is one of the largest independently owned banks in Cumberland County, New Jersey. The Bank is a full service bank that, in addition to its main office located in Bridgeton, has sixteen branch office locations. The Bank operates a full service Trust Department through which it serves in a variety of fiduciary and agency capacities.

The F & M Investment Company, a Delaware Corporation, is a subsidiary of the Bank which was organized in 1984 to manage the investment portfolio of the Bank. AMFDCM, Inc., a New Jersey corporation, is a wholly-owned subsidiary of the Company which was organized in 1996 to manage repossessed real estate and other assets of the Bank subsidiary.

Woulf Asset Holding Company, a New Jersey corporation, is a wholly-owned subsidiary of the Bank, which was organized in 1996 to manage repossessed real estate and other assets of the Bank's subsidiary.


                              EXECUTIVE COMPENSATION

                            SUMMARY COMPENSATION TABLE
                                               Long Term Compensation
                  Annual Compensation         Awards               Payouts
(a)           (b)     (c)      (d)     (e)   (f)    (g)      (h)        (i)
Name                                   Other
And                                    Annual Restricted             All Other
Principal                              Compen- Stock          LTIP   Compen-
Position       Year   Salary$  Bonus($)sation  Awards Options Payouts($) sation
_________

Clarence D. McCormick      1998  235,000   8,370(1)  18,960 --- --- ---  13,214
Chairman of the Board      1997  225,000  53,580(2)  15,589 --- --- ---   6,957
Chief Executive Officer    1996  200,000  36,390(3)  13,400 --- --- ---   1,092

Clarence D. McCormick, Jr. 1998  160,000   8,370(1)  19,080 --- --- ---   7,606
President                  1997  150,000  53,580(2)  16,032 --- --- ---   2,399
                           1996  125,000  36,390(3)  13,800 --- --- ---     275

(1) Bonus paid in 1998 based on 1997 performance.
(2) Bonus paid in 1997 based on 1996 performance.
(3) Bonus paid in 1996 based on 1995 performance.

NOTES TO SUMMARY COMPENSATION TABLE
	Employees of the Company are provided with life insurance coverage which is equal to two times their annual salary. All officers having a title of vice president or above are provided with life insurance equal to three times their annual salary. Included in column (i) is $182 per year for Clarence D. McCormick and $12 for Clarence D. McCormick, Jr. which represents the difference in premium between two times annual salary and three times annual salary for 1998. In 1997 and 1996 this difference was $1,176 and $1,092 per year, respectively for Clarence D. McCormick was $292 and $275 per year, respectively for Clarence D. McCormick, Jr.

	In 1997, the Company established a Group Term Replacement-Split Dollar Plan for five employees. In 1997 it had imputed income of $1,491 and $80 respectively for Clarence D. McCormick and Clarence D. McCormick, Jr. The imputed income in 1998 for this plan for Clarence D. McCormick and Clarence D. McCormick, Jr. was $3,472 and $172 respectively and is included in column (i).

	In 1998, the Company established a Supplementary Life-Split Dollar Plan for Clarence D. McCormick and Clarence D. McCormick, Jr. with imputed income of $9,560 and $940 respectively, which is included in column (i). In 1997, it had imputed income of $4,290 and $460, respectively for Clarence D. McCormick and Clarence D. McCormick, Jr.

	The Group Term Replacement-Split Dollar Plan and the Supplementary Life-Split Dollar Plan consist of life insurance policies that are owned by the Company with both the Company and the employee named as beneficiaries.

	The employee is able to designate the beneficiary of a portion of the net life insurance with the Company being beneficiary of the remainder but in no case will the Company receive less than the cash value of the policy.

	The Company has deferred compensation agreements with five employees, which provide for compensation of 50% of their salary for ten years after the later of age 65 or retirement from the Company. The deferred compensation will be paid to an employee's beneficiary in the event of the employee's death prior to or following retirement. Under an amended agreement, Clarence D. McCormick has elected to receive 50% of his last annual salary per year for a ten-year period beginning in 1998. In the event the employee dies before receiving the full amount, the beneficiary will receive the unpaid balance. Included in column (i) is $-0-, $-0-, and $-0- required to fund the plan for the years
1998 through 1996, respectively for Clarence D. McCormick and $6,482, $1,567, and $-0- was required to fund the plan for the years 1998 through 1996 for Clarence D. McCormick, Jr. Column (e) represents Director Fees of $18,960, $15,589, and $13,400 for Clarence D. McCormick and $19,080, $16,032, and
$13,800 for Clarence D. McCormick, Jr. for the years 1998, 1997, and 1996, respectively, received from the Company and the Bank.

Other than as discussed above, personal benefits available to officers and directors of the Bank are available generally to all salaried employees.

       REPORT OF THE HUMAN RELATIONS COMMITTEE DATED DECEMBER 9, 1998

	This Committee establishes policies relating to the compensation of employees, officers, and executive officers. All decisions by the Human Relations Committee, (the "Committee"), are ratified by the Board of Directors.

	Compensation levels for employees, officers, and executive officers from January 1, 1998, through December 31, 1998, were fixed by the Board of Directors on December 10, 1997, based on recommendations of the Committee. The compensation paid to the executive officers in 1998 was, on the average, approximately 4.56% above that paid in 1997 and was based upon the 1997 performance of the Company.

	The compensation recommended and approved for executive officers is intended to further the earnings and financial strength of the Company through the focus of attention on efficient and productive operations in an increasingly competitive environment. To achieve this goal, the Company's Executive Compensation Policy integrates annual base compensation with bonuses based on corporate performance and individual initiatives.

	In making its recommendations for executive officer compensation, including that for the Chief Executive Officer and the President, the Committee considers a number of factors, including an appraisal and evaluation of the officer's performance, the earnings performance of the Company, and information supplied by a nationally recognized compensation consulting firm. The Committee also uses, to a lesser extent, peer comparisons of other executive compensation surveys. Fixed salaries for executives are near the median of the comparative group.

	The Chief Executive Officer and President's bonuses are set in the fiscal year based on the Company's performance that year, but they are not typically paid until the first quarter of the next succeeding year.

	The base compensation of Chief Executive Officer Clarence D. McCormick remained the same in 1999 after increasing $10,000 in 1998 and $25,000 in 1997. His bonus was decreased $8,370 to $-0- in 1999, after decreasing in 1998 by $45,210 from 1997 as a result of the Company's financial performance.

	The base compensation of President Clarence D. McCormick, Jr. remained the same in 1999 after increasing $10,000 in 1998, and $25,000 in 1997. His bonus was decreased $8,370 to $-0- in 1998, after decreasing $45,210 in 1997 from 1996 as a result of the Company's financial performance.

	The Committee based its recommendation largely on the Company's financial performance in 1998.


                                   	Donald Strang, Chairman
                              	Alfred Caggiano
	                              Keron D. Chance
                              	Dated:  December 9, 1998


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES


(a)         (b)             (c)       (d)                  (e)
                                                            Value of
                                                            Unexercised
                                       Number of            In-The-Money
                                       Unexercised Options  Options at
            Shares Acquired   Value    at Fiscal Year-End   Fiscal Year-End
Name        on Exercise       Realized All Exercisable      All Exercisable

Clarence D. McCormick,     -0-   -0-        15,000             $18,750
Chief Executive Officer

Clarence D. McCormick, Jr. -0-   -0-        54,480            $117,380
President

(1)   As adjusted for the 3 for 1 stock split in 1988.

	On March 19, 1987, at the Annual Meeting of Stockholders, a Stock Option and Stock Appreciation Rights Plan (the "Plan") was approved by the stockholders. A copy of the Plan was mailed to all stockholders on February 27, 1987. Under the Plan, a committee composed of Company directors who are not eligible to participate in the Plan (the "Option Committee") may authorize the grant of options for a total of not more than 120,000(1) shares of Common Stock, subject to adjustments in the case of a stock dividend, stock split, recapitalization, or other similar corporate change. The Option Committee will select the persons to whom options are to be granted and the number of shares subject to each option.

	Pursuant to the Plan, on August 7, 1988, the Option Committee, consisting of Messrs. Strang, Caggiano, E. Carll, and Chance, granted Incentive Stock Options for 49,000 shares of Common Stock to 21 officers of the Company or its Bank subsidiary. To date 33,700 of these options have been exercised and 15,300 have expired. Each of the foregoing options granted has an $18.00 per share exercise price, which was 100% of the market value of a share of Common Stock on the date of grant.

	Pursuant to the Plan, on March 25, 1993, the Option Committee, consisting of Messrs. Strang, Caggiano, E. Carll, and Chance, granted Incentive Stock Options for 14,000 shares of Common Stock to 9 officers of the Company or its Bank subsidiary. To date 6,620 of these options have been exercised and 1,400 have expired. Each of the foregoing options granted has a $20.00 per share exercise price, which was 100% of the market value of a share of Common Stock on the date of grant.

	Pursuant to the Plan, on December 5, 1994, the Option Committee, consisting of Messers. Strang, Caggiano, E. Carll, and Chance, granted Incentive Stock Options for 69,500 shares of Common Stock to 3 officers of the Company or its Bank subsidiary. To date none of these options have been exercised. Each of the foregoing options granted has a $31.00 per share exercise price, which was 100% of the market value of a share of Common Stock on the date of grant.

PENSION PLAN

The Bank has a non-contributory defined benefit pension plan which covers substantially all salaried employees. Benefits under this plan are based on the employees'' highest consecutive five years' compensation in the last ten years prior to retirement. The Bank's policy has been to fund the pension plan on a current basis to the extent deductible under existing tax regulations.

PROJECTED ANNUAL BENEFITS AT AGE 65


                                    Years of Service
Remuneration      25          30          35           40           45
77,044          55,904       38,040      43,217      48,420       53,971
102,044         46,202       54,165      62,030      69,107       76,534
127,044         59,640       70,290      80,842      89,795       99,096
152,044         73,077       86,415      99,655     110,482      121,659
177,044         77,354       91,547     105,642     117,066      128,839
202,044         77,354       91,547     105,642     117,066      128,839

The above table illustrates the Ten (10) Year Certain & Continuous annuity amounts payable under the Company defined benefit pension plan to its employees retiring at age 65 as of 1/1/99 as of normal retirement age. The years of service credited for retirement benefits for Company employees named in the Summary Compensation Table on page
7 would be as follows: C.D. McCormick, Jr. would have 42 years of service upon reaching the age of 65. C.D. McCormick is not a participant under this plan since he received a lump sum payment of his pension benefits upon reaching the age of 65.

The calculation of pension benefits is based solely on the annual salary of the participants.

The Pension Plan is an individually devised tax qualified plan with the Bank's Trust Department serving as Trustee and Plan Administrator. The actuarial valuation method used is the entry age normal cost method and the entire cost is borne by the Bank.

Employees are eligible to participate in the Pension Plan following completion of a one-year period of service as a salaried employee and attainment of age 21. Under certain circumstances early retirement with reduced annual benefits is permitted (but not before age 55).
Each eligible employee has received a summary Plan description and copies of the Pension Plan and Trust Agreement are maintained in the Bank's Trust Department.

FIVE-YEAR PERFORMANCE GRAPH*

The following graph and table compare the cumulative total stockholder return on Southern Jersey Bancorp's Common Stock during the five-year period ending on December 31, 1998, with (i) the cumulative total return on the SNL Securities Corporate Performance Index (1) for publicly-traded banks with less than $500 million in total assets between $500 million and $1 billion in the Middle Atlantic area, and (iii) the cumulative total return for all United States stocks traded on the NASDAQ Stock Market. The comparison assumes the value of the investment in Southern Jersey Bancorp Common Stock and each index was $100 on December 31, 1993, and assumes further the reinvestment of dividends into the applicable securities. The stockholder return shown on the graph and the table below is not necessarily indicative of future performance.

Pursuant to the Proxy rules, this section of the proxy statement is deemed "filed" with the SEC and is not incorporated by reference into Southern Jersey Bancorp's Report on Form 10-K.

(stock Performance graph inserted here.)

                 1993       1994         1995       1996      1997      1998

SJBC              100        124          144        156       234       123
NASDAQ -Total US  100         98          138        170       209       293
SNL <$500M Bank
   Asset-Size Index 100      108          126        189       323       295
SNL $500M-$1B
   Bank Index     100        107          142        177       288       283

($100.00 invested in SJB in 1993 would return approximately $123 in 1998.)

(1) SNL Securities is a research and publishing firm specializing in the collection and dissemination of data on the banking, thrift and financial service industries.

(2) The Middle Atlantic area compromises the states of Delaware, Pennsylvania, Maryland, New Jersey, and New York, the District of
Columbia and Puerto Rico.


                            TRANSACTIONS WITH MANAGEMENT


In the ordinary course of its banking and trust business, the Bank has had and anticipates it will continue to have transactions with various of its executive officers and directors and their associates, including corporations in which such directors own a beneficial interest. To the extent such transactions consisted of extensions of credit of any material amount, such transactions have been made in the ordinary course of the Bank's business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Bank customers, and do not involve more than the normal risk of collectability or other unfavorable features.

The Company has paid a total of approximately $578,000 to McCormick Marine, Inc. located in Bridgeton, New Jersey for repairs, security, advertising, reconditioning, winterization, storage and sales commissions for selling of repossessed marine collateral at its location. The storage of the repossessed marine collateral is at cost and the rate of the sales commissions is at 10% of the gross sales price which is the market rate for selling boats of this type based upon comparisons to other vendors. This company is owned by Jane McCormick, the daughter-in-law and sister-in-law of Clarence D. McCormick and Clarence D. McCormick, Jr., respectively.


                         INDEPENDENT PUBLIC ACCOUNTANTS


Athey & Company, Certified Public Accountants, Professional Association, was appointed by the Board of Directors as auditors of the Company and the Bank for the year ended December 31, 1998, and has been selected to conduct the audit of the Company for 1999. This firm does not have any financial interest, direct or indirect, in the Company or the Bank.

Athey & Company, Certified Public Accountants, Professional Association, performed services for the Bank in connection with their examination of the 1998 financial statements, and also performed non-audit services at the request of the Bank. During 1998, audit related services included audit of the Bank's Trust Department and various other services.

There have been no changes in accountants and no disagreements with accountants on accounting and financial disclosure.

Representatives of Athey & Company are not expected to be present at the Annual Meeting and therefore will not be available to respond to appropriate questions.

                                 OTHER MATTERS

The Company does not intend to present any other matters for action at the meeting, and the Company has not been informed that other persons intend to present any other matters for action at the meeting. However, if any other matters should properly come before the meeting, the persons named in the accompanying form of proxy intend to vote thereon, pursuant to the proxy, in accordance with the recommendation of the Company.

The Company will pay the expense in connection with printing, assembling, and mailing to the shareholders entitled to vote, the notice of meeting, this Proxy Statement and the accompanying form of proxy. In addition to the use of the mails, proxies may be solicited by directors, officers, or regular employees of the Company, personally or by telephone or telegraph. Any proxy executed and returned to the Company or Bank will be voted as specified by the shareholder.



                      DOCUMENTS INCORPORATED BY REFERENCE

1. ITEM 7 OF FORM 10-K, MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

2.	SOUTHERN JERSEY BANCORP'S 1998 ANNUAL REPORT TO STOCKHOLDERS.

3.	ITEM 3 OF FORM 10-K, STOCK HOLDINGS OF BANK'S EXECUTIVE MANAGEMENT.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, WILL BE SUPPLIED TO STOCKHOLDERS WITHOUT CHARGE ON OR AFTER MARCH 31, 1999, UPON WRITTEN REQUEST DIRECTED TO PAUL J. RITTER, III, 53 SOUTH LAUREL STREET, BRIDGETON, NEW JERSEY 08302.